EXHIBIT 22

              BROWN & BROWN, INC.  SUBSIDIARIES

FLORIDA CORPORATIONS:

Ampher Insurance, Inc.
Bill Williams Agency, Inc.
Boulton Agency, Inc.
B & B Insurance Services, Inc.
C. D. Petrie, Inc.
Champion Underwriters, Inc.
Lawyer's Protector Plan Risk Purchasing Group, Inc.
Madoline Corporation
Mann & Wise, Inc.
Physician Protector Plan Risk Purchasing Group, Inc.
Ross Insurance of Florida, Inc.
Signature Insurance Group, Inc.
Underwriters Services, Inc.

FOREIGN CORPORATIONS:

A.G. General Agency, Inc. (TX)
Azure IV Acquisition Corporation (AZ)
P & O of Texas, Inc. (TX)
Poe & Associates of Illinois, Inc. (IL) - d/b/a Insurance
Administration Center
Brown & Brown Insurance of Arizona, Inc. (AZ) - d/b/a Brown & Brown of Prescott, Brown & Brown of Tucson
Brown & Brown of California, Inc. (CA)
Poe & Brown of Connecticut, Inc. (CT)
Brown & Brown Insurance of Georgia, Inc. (GA)
Brown & Brown Insurance Benefits, Inc. (TX)
Brown & Brown Metro, Inc. (NJ)
Poe & Brown of North Carolina, Inc. (NC)
Brown & Brown of Ohio, Inc. (OH)
Brown & Brown Insurance of Pennsylvania, Inc. (PA)
Brown & Brown Insurance Services of Texas, Inc. (TX) - d/b/a Brown & Brown of Texas
Peachtree Special Risk Brokers, LLC (GA) (limited company) Unified Seniors Association, Inc. (GA) (non-profit)

INDIRECT SUBSIDIARIES:

America Underwriting Management, Inc. (FL)
DSD Insurance Agency, Inc. (AZ)
Ernest Smith Insurance Agency, Inc. (FL)
Florida Intracoastal Underwriters, Limited Co. (FL) (limited company)
Halcyon Underwriters, Inc. (FL)
The Homeowner Association Risk Purchasing Group, Inc. (AZ)
Hotel-Motel Insurance Group, Inc. (FL)
MacDuff America, Inc. (FL)
MacDuff Pinellas Underwriters, Inc. (FL)
MacDuff Underwriters, Inc. (FL) - d/b/a Roehrig & MacDuff
Nevada Apartment Insurance (NV)
Brown & Brown of Indiana, Inc. (IN)
Brown & Brown of Nevada, Inc. (NV)
Brown & Brown of New Mexico, Inc. (NM)
Roswell Insurance &Surety Agency, Inc. (NM)
Shanahan, McGrath & Bradley, Inc. (AZ)
Thim Insurance Agency, Inc. (AZ)